Exhibit 99.1

ANI PHARMACEUTICALS ANNOUNCES PROPOSED PUBLIC OFFERING OF COMMON STOCK

BAUDETTE, Minn.-- (BUSINESS WIRE) – May 11, 2023 -- ANI Pharmaceuticals, Inc. (Nasdaq: ANIP) (“ANI”) today announced that it intends to offer and sell shares of its common stock in an underwritten public offering. All of the shares to be sold in the offering will be offered by ANI. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering. In addition, ANI intends to grant the underwriters a 30-day option to purchase up to an additional 15% of shares of its common stock offered in the public offering.

Guggenheim Securities, LLC is acting as book-running manager.

ANI anticipates using the net proceeds from the offering to in-license, acquire or invest in additional businesses, technologies, products or assets, to fund its commercialization efforts, including, but not limited to, sales and marketing and consulting expenses related thereto, and for general corporate purposes. As part of its business, ANI actively monitors and considers various business development opportunities.

The securities described above are being offered by ANI pursuant to a shelf registration statement on Form S-3 (File No. 333-239771) which was initially filed by ANI with the Securities and Exchange Commission (the “SEC”) on July 9, 2020, and was declared effective by the SEC on July 17, 2020.

The securities will be offered only by means of a prospectus supplement and accompanying prospectus relating to the offering that form a part of the registration statement. A preliminary prospectus supplement and the accompanying prospectus relating to and describing the terms of the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov. Copies of the final prospectus supplement, when available, and accompanying prospectus relating to the offering may be obtained from Guggenheim Securities, LLC, Attention: Equity Syndicate Department, 330 Madison Avenue, New York, NY 10017, by telephone at (212) 518-9544, or by email at GSEquityProspectusDelivery@guggenheimpartners.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About ANI Pharmaceuticals, Inc.

ANI Pharmaceuticals, Inc. (Nasdaq: ANIP) is a diversified bio-pharmaceutical company serving patients in need by developing, manufacturing, and marketing high quality branded and generic prescription pharmaceutical products, including for diseases with high unmet medical need. Our team is focused on delivering sustainable growth by building a successful Purified Cortrophin® Gel franchise, strengthening our generics business with enhanced development capability, innovation in established brands and leveraging our North American manufacturing capabilities. For more information, please visit our website www.anipharmaceuticals.com.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts contained herein, including without limitation statements regarding the offer and sale of shares, the terms of the offering and expected use of proceeds are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other important factors that may cause ANI’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the risks and uncertainties related to market conditions and satisfaction of customary closing conditions related to the offering, as well as the risks and uncertainties set forth in ANI’s Annual Report on Form 10-K for the year ended December 31, 2022, the preliminary prospectus supplement related to the proposed public offering and subsequent filings with the SEC. Any of these risks and uncertainties could materially and adversely affect ANI’s results of operations, which would, in turn, have a significant and adverse impact on ANI’s stock price. Any forward-looking statements contained in this press release speak only as of the date hereof, and ANI specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Relations:

Lisa M. Wilson, In-Site Communications, Inc.

T: 212-452-2793

E: lwilson@insitecony.com

Source: ANI Pharmaceuticals, Inc.